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Exhibit 10.17

PREFERRED STOCK CONVERSION AGREEMENT

        THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made as of the 15th day of April, 2003 (the "Effective Date"), between Veterinary Pet Services, Inc., a California corporation ("VPSI"), and Scottsdale Insurance Company, an Ohio corporation ("SIC").

RECITALS:

        WHEREAS, there are 403,226 Series A Shares outstanding, all of which are owned by SIC; and

        WHEREAS, there are 250,596 Series B Shares outstanding, including 241,936 Series B Shares owned by SIC and 8,660 Series B Shares owned by RICHARD JOHNSON ("JOHNSON");

        WHEREAS, the Series A Shares and the Series B Shares (referred to collectively as the "Preferred Shares") are convertible into shares of Common Stock at the rate of four shares of Common Stock for each Preferred Share;

        WHEREAS, VPSI and The Iams Company ("IAMS") have entered into a Stock Purchase Agreement dated April    , 2003 (the "Iams Agreement") pursuant to which IAMS has agreed to purchase 500,000 shares of Common Stock of VPSI (the "Iams Shares"); and

        WHEREAS, one of the conditions of the Iams Agreement is the conversion of all of the outstanding shares of Series A Preferred Stock (the "Series A Shares") and Series B Preferred Stock (the "Series A Shares") of VPSI; and

        WHEREAS, the Series A Shares owned by SIC are convertible into 1,612,904 shares of Common Stock, and the Series B Shares owned by SIC are convertible into 967,744 shares of Common Stock; and

        WHEREAS, the Series B Shares owned by JOHNSON are convertible into 34,640 shares of Common Stock; and

        WHEREAS, SIC and JOHNSON are willing to convert their Preferred Shares into shares of Common Stock contingent upon and simultaneous with the closing of the sale of the Iams Shares (the "Iams Closing") pursuant to the terms and conditions of this Agreement;

        NOW THEREFORE, in consideration for the agreements contained herein, intending to be legally bound thereby, the parties agree as follows:

        1.    SIC Conversion of Preferred Shares and Consent to Iams Agreement.    Subject to the terms and conditions set forth in this Agreement, SIC agrees to convert its 403,226 Series A Shares into 1,612,904 shares of Common Stock and its 241,936 Series B Shares into 967,744 shares of Common Stock for a total of 2,580,648 shares of Common Stock (the "SIC Conversion Shares"). SIC, in its capacity as a holder of Preferred Shares, hereby ratifies and approves the Iams Agreement in all respects, including the conditions of closing, and approves the execution of the Iams Agreement by VPSI.

        2.    Closing; Delivery.

          2.1    The Closing.    The closing of the conversion of the Preferred Shares (the "Closing") shall take place at the offices of VPSI, at 3060 Saturn Street, Brea, California 92821 on April 15, 2003, contingent upon and simultaneous with the Iams Closing. The Closing shall be contingent upon the satisfaction of all of the conditions set forth in Section 2.3 below (the "Conditions of Closing").

          2.2    Deliveries.

            2.2.1    SIC's Preferred Shares.    At the Closing, SIC shall deliver certificates representing all of its Preferred Shares, duly endorsed for transfer, in exchange for delivery by VPSI of a certificate for the SIC Conversion Shares.

            2.2.2    VPSI Certificate.    VPSI shall deliver a certificate signed by its Chief Executive Officer and Chief Financial Officer confirming the simultaneous consummation of the Iams Closing.

            2.3.1    Prior to the Closing,    VPSI and SIC shall have obtained all necessary corporate approvals to permit them to comply with the terms of this Agreement and comply with the conditions of Closing.

            2.3.2    At the Closing.    VPSI and IAMS shall have simultaneously consummated the Iams Closing.

        3.    Representations and Warranties of VPSI.    VPSI hereby represents and warrants to SIC as follows:

          3.1    Organization, Good Standing and Qualification.    VPSI is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. VPSI is duly qualified to transact business and is in good standing in each jurisdiction in which the character of its properties owned or held under lease or the nature of its activities make such qualification necessary except where the failure to be so qualified could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the results of operations, assets, prospects or financial condition of VPSI and its subsidiaries, taken as a whole ("Material Adverse Effect").

          3.2    Capitalization and Voting Rights.    The authorized and outstanding capitalization of VPSI consists of the following:

            3.2.1    Authorized and Outstanding Common Stock.    As set forth in the Amended and Restated Articles of Incorporation (the "VPSI Articles"), 50,000,000 shares of Common Stock (the "Common Stock") are authorized. As of the date of this Agreement, VPSI has issued and outstanding 2,508,075 shares of Common Stock, which shares have been validly issued, are fully paid, are nonassessable, and have been issued in compliance with all state and Federal securities laws.

            3.2.2    Authorized and Outstanding Preferred Stock.    As set forth in the VPSI Articles, 1,000,000 shares of Preferred Stock are authorized, of which 500,000 shares have been designated Series A Shares and 500,000 shares have been designated Series B Shares. As of the date of this Agreement, 403,226 Series A Shares have been issued and 250,596 Series B Shares have been issued. The shares of Preferred Stock have been duly authorized, validly issued, are nonassessable, and have been issued in compliance with all state and Federal securities laws. The rights, preferences, privileges and restrictions of the Preferred Stock are as stated in the VPSI Articles.

            3.2.3    The Conversion Shares.    The SIC Conversion Shares and the Johnson Conversion Shares (collectively referred to as the "Conversion Shares") have been duly authorized, and the Conversion Shares, when issued, will be duly and validly issued, fully paid, and nonassessable.

            3.2.4    Options and Warrants.    Except for (i) conversion privileges of the Preferred Stock set forth in the VPSI Articles, and (ii) 507,097 shares of Common Stock reserved for issuance upon exercise of existing stock options and warrants, there are not outstanding any convertible securities, options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from VPSI of any shares of its capital stock.

          3.3    Authorization.    VPSI has all requisite corporate power and authority to execute, deliver and perform the obligations under the terms of this Agreement and all of the transactions contemplated hereunder. The execution of this Agreement by VPSI and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of VPSI. This Agreement, when executed and delivered by VPSI, will constitute a valid and binding obligation of VPSI, enforceable in accordance with its respective terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application.

          3.4    Governmental and Other Consents.    No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Federal, state, or local governmental authority or any other third party is required on the part of VPSI in connection with VPSI's valid execution, delivery, or performance of this Agreement, and the issuance of the Conversion Shares by VPSI.

          3.5    Form 10.    VPSI has delivered to SIC a copy of Amendment No. 1 to Form 10 as filed with the Securities and Exchange Commission on January 24, 2003 (the "Form 10"), which includes (i) VPSI's consolidated audited balance sheet (including audited statement of shareholders' equity), audited profit and loss statement and cash flows, including notes thereto, at December 31, 2001 and for the fiscal year then ended (the "Audited Financial Statements"), and (ii) its unaudited consolidated balance sheet, profit and loss statement and cash flows for the nine-month period ended September 30, 2002 (the "Interim Financial Statements" and, together with the Financial Statements, collectively referred to as the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated and fairly present the financial condition of VPSI as of such dates and the results of operations of VPSI for the periods covered thereby. Since September 30, 2002 (the "Latest Balance Sheet"), there has not been any material adverse change to the financial condition or results of operations of VPSI as set forth in the Audited Financial Statements. There are no material liabilities required by GAAP to be disclosed in the Financial Statements that are not disclosed in the Financial Statements. Except as disclosed in the Financial Statements, VPSI is not a guarantor or indemnitor of any indebtedness of any other Person. VPSI maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

          3.6    Undisclosed Liabilities.    VPSI is not subject to any liabilities of any nature which have had or can reasonably be expected to have a Material Adverse Effect except to the extent set forth or provided for in the Financial Statements.

          3.7    Disclosure.    Neither this Agreement, the Form 10, nor any other statements (oral or written) or certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

        4.    Covenants, Representations and Warranties of SIC.    SIC hereby represents and warrants to VPSI that:

          4.1    Accredited Investor; Experience; Title to Preferred Shares.    SIC (a) is an "accredited investor" as defined in Federal securities laws, (b) has received the information from VPSI required by SEC Rule 502(b)(1) and (c) has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to VPSI so that SIC is capable of evaluating the merits and risks of SIC's conversion of its Preferred Shares into the SIC Conversion

  Shares and has the capacity to protect its own interests and can afford to sustain a total loss on such investment. SIC is the owner of record and owns beneficially all 403,226 Series A Shares and 241,936 Series B Shares which are the subject hereof, free and clear of any pledges, liens, claims and encumbrances whatsoever other than restrictions existing under applicable federal and state securities laws. There are no outstanding options or agreements to transfer or convey any interest in these 403,226 Series A Shares and 241,936 Series B Shares. Additionally, SIC covenants that it shall exercise the votes and/or or written consents relating to all of such 403,226 Series A Shares and 241,936 Series B Shares, or the SIC Conversion Shares when issued, in favor of approving or adopting, as the case may be, the Proposed Articles (as defined in the Iams Agreement). SIC waives any rights of rescission it may be entitled to for securities of VPSI acquired prior to the date hereof. SIC represents and warrants that it has not exercised any rights of rescission with respect to the securities of VPSI prior to the date hereof.

          4.2    Investment Intent.    The SIC Conversion Shares are being acquired by SIC solely for its own account, for investment purposes only, and with no present intention of distributing, selling or otherwise disposing of the SIC Conversion Shares. SIC understands that the SIC Conversion Shares have not been and will not be registered under the Securities Act of 1933 (the "Securities Act") and are being issued and sold to SIC in reliance upon an exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of SIC's investment intent and accuracy of SIC's representations, as expressed herein.

          4.3    Rule 144.    SIC understands that the SIC Conversion Shares are or will be "restricted securities" under the Federal securities laws, inasmuch as they are being acquired from VPSI in a transaction not involving a public offering, and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. SIC is familiar with Rule 144, as amended, promulgated under the Securities Act and understands the resale limitations imposed thereby and by the Securities Act. SIC understands that there is no public market for the SIC Conversion Shares and that there may never be a public market for such securities, and that even if a market develops for such securities SIC may never be able to sell or dispose of the SIC Conversion Shares and may thus have to bear the risk of its investment in such stock for a substantial period of time, or forever.

          4.4    Authorization.

            4.4.1    All corporate action on the part of SIC and its officers, directors, and shareholders necessary for the authorization, execution, delivery and performance by SIC of this Agreement, the purchase of the SIC Shares, and the performance of all of SIC's obligations hereunder has been taken or will be taken prior to the Closing.

            4.4.2    The individual signing this Agreement on behalf of SIC has been duly authorized by SIC to do so, and the performance of all of SIC's obligations hereunder has been taken or will be taken prior to the Closing.

          4.5    Legends.    It is understood that the certificates evidencing the SIC Conversion Shares will bear the following legend:

    "These securities have not been registered under the Securities Act of 1933, as amended. These securities may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to VPSI that such registration is not required or unless sold pursuant to Rule 144 of such Act."

          4.6    Waiver of Certain Rights.    SIC hereby waives its rights to (i) rescind the purchase of its Preferred Shares and the conversion of its Preferred Shares into the SIC Conversion Shares, and (ii) any anti-dilution or other protective rights it may have had in connection with its ownership of its Preferred Shares, including but not limited to the rights of the holders of the Preferred Shares to elect members to the Board of Directors.

        5.    Conditions to SIC's Obligations at Closing.    The obligation of SIC to tender its Preferred Shares at the Closing and the other obligations of SIC under this Agreement are subject to the fulfillment at or prior to the Closing of the following conditions, any of which may be waived in writing in whole or in part by SIC:

          5.1    Representations and Warranties.    On the date of the Closing, the representations and warranties of VPSI contained in Section 3 shall be true and correct in all respects with the same force and effect as though such representations and warranties had been made at and as of the time of Closing, except for representations and warranties that speak as of a specific date or time, which need only be true and correct in all respects as of such date or time. Without limiting the foregoing, since the date of the Latest Balance Sheet there shall not have been any material adverse change in the financial condition or results of operations of VPSI from that reflected in the Financial Statements.

          5.2    Performance.    VPSI shall have performed and complied with all agreements, covenants, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

          5.3    Closing Documents.    VPSI shall have delivered to SIC, unless waived in writing by SIC:

            5.3.1    A certificate of the President and the Chief Financial Officer of VPSI confirming that the representations and warranties contained in Section 3 are true and correct and that the conditions in Sections 6 have been satisfied;

            5.3.2    A certificate of the President and the Chief Financial Officer of VPSI confirming that the Iams Closing has been consummated simultaneously with the Closing of this Agreement;

            5.3.3    A stock certificate to SIC representing the SIC Conversion Shares; and

            5.3.4    Such other documents relating to the transactions contemplated by this Agreement as SIC or SIC's counsel may reasonably request.

        6.    Conditions of VPSI's Obligations at Closing.    The obligations of VPSI under this Agreement are subject to the fulfillment at or prior to the Closing of the following conditions, any of which may be waived in writing in whole or in part by VPSI:

          6.1    Representations and Warranties.    On the date of the Closing the representations and warranties of SIC contained in Section 4 shall be true and correct in all respects with the same force and effect as though such representations and warranties had been made at and as of the time of Closing, except for representations and warranties that speak as of a specific date or time, which need only be true and correct in all respects as of such date or time.

          6.2    Performance.    SIC shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with on or before the Closing.

        7.    Miscellaneous.

          7.1    Expenses.    VPSI and SIC agree to pay their own legal and other expenses relating in any manner to the negotiation and consummation of this Agreement and any related agreements.

          7.2    Survival of Representations, Warranties and Covenants.    The warranties, representations and covenants of VPSI and SIC contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of VPSI or SIC.

          7.3    Publicity.    Neither VPSI nor SIC shall release any information to any third party (other than their "affiliates," as that term is defined in Federal securities laws, or profession advisors) with respect to the terms of this Agreement or the transactions contemplated hereby without the prior written consent of the other party, other than as may be required by applicable law or court order. If any public announcement of the execution of this Agreement and of the consummation of the transactions contemplated hereby is to be made, the parties shall agree in advance upon the text and timing thereof. Each party agrees to consult the other parties as to the form and content of all subsequent public announcements relating to this Agreement or the transactions contemplated hereby.

          7.4    Successors and Assigns.    This Agreement shall not be assigned or conveyed by any party hereto to any other person or entity without the prior written consent of the other party hereto; provided, however, that SIC may assign its rights under this Agreement to any one or more parents, subsidiaries or affiliates of SIC, specifically including but not limited to Nationwide Mutual Insurance Company, without the prior written consent of VPSI. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors and assigns.

          7.5    Governing Law.    This Agreement shall be governed by and construed under the laws of the State of California.

          7.6    Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          7.7    Titles and Subtitles.    The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          7.8    Notices.    Unless otherwise provided herein, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) three days after posting via commercial express mail service, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by 10 days advance written notice to the other parties or (c) upon electronic confirmation of receipt, if sent by facsimile, e-mail, or similar electronic means.

          7.9    Amendments and Waivers.    No term of this Agreement may be amended and the observance of any term of this Agreement may not be waived (either generally or in a particular instance, either before or after the Closing and either retroactively or prospectively), without the written consent of the parties. Any amendment or waiver effected in accordance with this Section 7.9 shall be binding upon the parties and their respective successors in interest.

          7.10    Severability.    If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision or provisions shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision or provisions were so excluded and shall be enforceable in accordance with its terms.

          7.11    Entire Agreement.    This Agreement and the other documents required to be delivered pursuant hereto constitutes the entire understanding and agreement between the parties with regard to the specific subject matter hereof and no party shall be liable or bound by any representation, warranty, covenant or agreement except as specifically set forth herein. Any previous agreement (whether written, oral or implied) among the parties relative to the specific subject matter hereof is superseded by this Agreement.

(The remainder of this page is intentionally blank. The signature page follows.)

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 15th day of April, 2003.

VPSI:
VETERINARY PET SERVICES, INC., a California corporation
By:	/s/ JACK L. STEPHENS Jack L. Stephens, President
Address:	Veterinary Pet Services, Inc. 3060 Saturn Street Brea, California 92821
Fax Number: (714) 989-0557 E-mail: jstephens@veterinarypetins.com
SIC:
SCOTTSDALE INSURANCE COMPANY an Ohio corporation
By:	/s/ R. MAX WILLIAMSON R. Max Williamson, President
Address:	8877 North Gainey Center Drive Scottsdale, Arizona 85258
Fax Number: (602) 483-0115 E-mail: williarm@scottsdaleins.com

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PREFERRED STOCK CONVERSION AGREEMENT
RECITALS